Exhibit 10.1

AMENDMENT TO

VALSPAR CORPORATION

NONQUALIFIED DEFERRED COMPENSATION PLAN

AND ADOPTION AGREEMENT

WHEREAS, The Valspar Corporation (the “Company”) has entered into the Agreement and Plan of Merger, dated as of March 19, 2016, by and among the Company, The Sherwin-Williams Company (“Parent”) and Viking Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Parent (the “Merger Agreement”);

WHEREAS, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, the Company maintains the Valspar Corporation Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”), which was adopted by the Company pursuant to the Adoption Agreement executed on April 1, 2014 (the “Adoption Agreement”); and

WHEREAS, the Company desires to amend the Deferred Compensation Plan and the Adoption Agreement in connection with the Merger.

NOW, THEREFORE, the Deferred Compensation Plan and the Adoption Agreement shall be amended as follows, effective (except as otherwise specified herein) as of the date that this Amendment to Valspar Corporation Nonqualified Deferred Compensation Plan and Adoption Agreement (this “Amendment”) is executed pursuant to authorization granted by the Board of Directors of the Company:

Amendment of Deferred Compensation Plan

1. Contingent upon the Merger becoming effective, and effective as of the time the Merger becomes effective (the “Effective Time”), Section 10.2 of the Deferred Compensation Plan is hereby amended by adding the following sentence at the end thereof, and in no event shall the following sentence be amended or deleted from the Deferred Compensation Plan prior to the day after the first anniversary of the Effective Time:

“Notwithstanding the foregoing, the Plan may not be terminated pursuant to Treasury Regulation Section 1.409A-3(j)(4)(ix)(B) in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of March 19, 2016, by and among The Valspar Corporation, The Sherwin-Williams Company and Viking Merger Sub, Inc.”

Amendment of Adoption Agreement

2. Section 4.01(a)(i)(a) of the Adoption Agreement is hereby amended by deleting the maximum percentage amount of “50%” specified therein with respect to base salary and replacing such percentage amount with “80%”.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the 27th day of September, 2016.

THE VALSPAR CORPORATION

By:	/s/ Anthony L. Blaine
Name: Anthony L. Blaine
Title: Senior Vice President, Human Resources